UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	May 27, 2021

BOWL AMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	01-7829	54-0646173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6446 Edsall Road, Alexandria, VA 22312
(Address of principal executive offices, including zip code)

(703) 941-6300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock (par value $.10)	BWL-A	NYSE American

Item 1.01.	Entry into a Material Definitive Agreement.

On May 27, 2021, Bowl America Incorporated (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Bowlero Corp. (“Parent”), and Potomac Merger Sub, Inc., an indirect, wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for, upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with Maryland General Corporation Law, the merger of Merger Sub with and into the Company with the Company being the surviving corporation as an indirect, wholly-owned subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the Company’s issued and outstanding shares of Class A common stock, par value $0.10 per share (“Class A Common Stock”) and Class B common stock, par value $0.10 per share (“Class B Common Stock,” and together with the Class A Common Stock, “Common Stock”) (other than (i) shares of Common Stock held by the Company or any of its subsidiaries, (ii) shares of Common Stock held by Parent or any of its subsidiaries, and (iii) shares of Class B Common Stock whose holders have not voted in favor of adopting the merger agreement and have demanded and perfected their appraisal rights in accordance with, and have complied in all respects with, the Maryland General Corporation Law) will be cancelled and will be converted automatically into the right to receive $8.53 per share in cash, without interest (the “Merger Consideration”). In addition, the Merger Agreement contemplates Bowl America declaring a special dividend in accordance with Maryland law following the liquidation of its securities portfolio in an amount equal to $0.60 per share. The payment of this dividend is contingent on the closing. Upon closing, Bowl America will become a privately held company and its Class A common stock will no longer be listed or traded on any public stock market.

Stockholders of the Company will be asked to vote on the approval of the Merger and the other transactions contemplated by the Merger Agreement at a special meeting that will be held on a date to be announced. Consummation of the Merger is subject to customary conditions, including without limitation: (i) the approval of the Merger and the other transactions contemplated by the Merger Agreement by the affirmative vote of at least a majority of the aggregate number of votes entitled to be cast by holders of Common Stock, voting together as a single class, as of the record date for the special meeting (the “Requisite Company Vote”) and (ii) the absence of any order enjoining or prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (a) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers) and (b) the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects. In addition, the obligation of Parent to consummate the Merger is subject to the non-occurrence of any Company Material Adverse Effect (as defined in the Merger Agreement) from the date of the Merger Agreement to the Effective Time. Availability of financing for the Merger is not a condition to Parent’s obligations to consummate the Merger.

The Company has made customary representations and warranties to Parent and Merger Sub in the Merger Agreement. The Company has also entered into certain customary covenants and agreements in the Merger Agreement, including, without limitation, covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger; (ii) the calling and holding of the special meeting of the Company’s stockholders for the purpose of obtaining the Requisite Company Vote; and (iii) the use of its reasonable best efforts to cause the Merger to be consummated.

Under the Merger Agreement, the Company is subject to a restriction on its ability to solicit offers or proposals relating to a takeover proposal or to provide information to or engage in discussions or negotiations with third parties regarding a takeover proposal. This restriction is subject to certain exceptions that allow the Company to provide information and participate in discussions with respect to an unsolicited written takeover proposal if the Company’s Board of Directors (the “Board”) has determined, after consultation with the Company’s outside legal and financial advisors, that such takeover proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below), and that not doing so would be inconsistent with its fiduciary duties.

The Merger Agreement contains certain termination rights for both the Company and Parent. The Board may cause the Merger Agreement to be terminated in response to a Superior Proposal only under certain circumstances. A “Superior Proposal” means a bona fide written takeover proposal, not resulting from a material breach of the no-shop provision in the Merger Agreement, that the Special Committee of the Board has determined in good faith, after consultation with its outside legal counsel and financial advisors, (i) is on terms and conditions more favorable, from a financial point of view, to the stockholders of the Company than those contemplated by the Merger Agreement and (ii) is reasonably capable of being completed on a timely basis, taking into account all material financial, regulatory, legal and other aspects of such proposal (including the identity of the counterparty).

The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Parent a termination fee in an amount equal to approximately $1,645,000 plus expenses not to exceed $3,500,000.

In addition, in connection with the execution of the Merger Agreement, stockholders owning a majority of the voting power of the Company’s Class B Common Stock (“Majority Holders”), including, but not limited to, Nancy Hull and Merle Fabian, members of the Board, have entered into voting and support agreements with Parent that cover in excess of a majority of the outstanding voting power of the Common Stock, pursuant to which, unless the voting and support agreement is terminated in accordance with its terms (including upon a termination of the Merger Agreement), the Majority Holders have agreed to, among other things, vote, or cause to be voted, all of their respective shares of Common Stock in favor of the adoption of the Merger Agreement and approval of any related proposal in furtherance of the Merger and the transactions contemplated by the Merger Agreement. The vote of the Majority Holders is sufficient to approve the Merger Agreement and satisfy the Requisite Company Vote.

The Board, after careful consideration, voted unanimously to (i) determine that the Merger Agreement and the transactions contemplated by Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth therein are fair to, and in the best interests of, the Company and its stockholders, (ii) declared advisable the Merger and the other transactions contemplated by the Merger Agreement, (iii) authorized and approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth therein, the submission of the Merger and the other transactions contemplated by the Merger Agreement to the Company’s stockholders for approval, and, subject to receipt of such stockholder approval, the consummation of the Merger and the transactions contemplated by the Merger Agreement, and (iv) recommended that the Company’s stockholders approve the Merger and the other transactions contemplated by the Merger Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement. Duff & Phelps Securities, LLC served as the financial advisor to the Board in connection with the Merger and the Merger Agreement.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in disclosure letters that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing descriptions of the Merger Agreement and the Voting and Support Agreement are only a summary, do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and Voting and Support Agreement, which are filed as Exhibit 2.1 and Exhibit 99.1, respectively, hereto, and are incorporated herein by reference.

Additional Information and Where To Find It

In connection with the proposed transaction, the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement, each on Schedule 14A and may file other documents with the SEC regarding the proposed transaction. This release is not a substitute for the proxy statement or any other document that the Company may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, THE COMPANY ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. When available, the definitive proxy statement and other relevant materials for the proposed transaction will be mailed to stockholders of the Company as of a record date to be established for voting on the proposed transaction. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by contacting the Company at 6446 Edsall Road, Alexandria, Virginia 22312 or by telephone at (703) 941-6300.

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information regarding the persons who may be deemed participants in the solicitation of proxies in connection with the proposed transaction will be set forth in the proxy statement when it is filed with the SEC. You can find more information about the Company’s directors and executive officers in its Annual Report for the year ended June 28, 2020 on Form 10-K filed with the SEC on September 24, 2020 and the Company’s Definitive Annual Meeting Proxy Statement filed with the SEC on October 23, 2020. You may obtain a free copy of these documents as indicated above.

Non-Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction.

Forward-Looking Statement

Certain statements in this report regarding the Merger Agreement and the proposed Merger constitute “forward-looking statements” under the federal securities laws. These forward-looking statements are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. When we use words such as “anticipate,” “intend,” “plan,” “believe,” “estimate,” “expect,” or similar expressions, we do so to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the amount, and timing for the declaration and payment of the dividend and the anticipated closing date of the proposed merger. Forward-looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the failure to satisfy conditions to completion of the proposed Merger, risks that the proposed transaction disrupts current plans and operations, the ability to recognize the benefits of the merger, the amount of any potential special dividend and the amount of the costs, fees, and expenses and charges related to the Merger. The statements in this report speak only as of the date of hereof and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 27, 2021, the Board adopted, effective immediately, amendments to its by-laws to (i) add a new Section 11 of Article II to eliminate the restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the Maryland General Corporation Law; (ii) amend and restate Section 8 of Article II to clarify that a majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting unless more than a majority of the votes cast is required by the statute or by the charter; provided, that in cases in which the charter authorizes such action to be taken or authorized by a lesser vote than by statute, such action shall be effective and valid if so taken or authorized by such lesser vote; (iii) add new Articles IX and X to provide for mandatory indemnification and advance of expenses of officers and directors to the fullest extent provided by law, and (iv) add a new Article XI, which provides that, unless the Company consents in writing to the selection of an alternative forum, (a) the Circuit Court for Baltimore City, Maryland (or, if the Circuit Court for Baltimore City does not have jurisdiction, another circuit court in the State of Maryland, or if such state courts in Maryland do not have jurisdiction, the federal district court for the District of Maryland) will be the sole and exclusive forum for any Internal Corporate Claim (as that term is defined in Section 1-101(q) of the Corporations and Associations Article of the Annotated Code of Maryland or any successor provision thereof), including any Internal Corporate Claim arising out of or relating to the Merger Agreement, and (b) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

The foregoing description is not complete and is qualified in its entirety by reference to the complete text of the amendment to the by-laws, a copy of which is filed as Exhibit 3.1 hereto, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 28, 2021, the Company issued a press release announcing the entry into the Merger Agreement. This information is intended to be furnished, rather than filed. Such information, including Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 2.1*	Agreement and Plan of Merger, dated May 27, 2021, by and among the Company, Parent and Merger Sub.

Exhibit 3.1	Bylaw amendment dated May 27, 2021

Exhibit 99.1	Form of Voting and Support Agreement

Exhibit 99.2	Press Release dated May 28, 2021

*

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWL AMERICA INCORPORATED

Date: May 28, 2021	By:	/s/ Cheryl A. Dragoo
Cheryl A. Dragoo
President and Chief Executive Officer